Exhibit 99.1
Regency Energy Partners LP Named to NASDAQ Global Select Listing Tier
Announces Year-End 2006 Earnings Conference Call
DALLAS, Tex., March 5, 2007 — Regency Energy Partners LP (Nasdaq: RGNC) announced today that it has been selected for inclusion in the NASDAQ Global Select Market tier. The NASDAQ Stock Market, Inc. has advised that the Global Select Market tier has the highest listing standards of exchanges worldwide based on financial and liquidity requirements. Prior to this new recognition, Regency had been listed on the NASDAQ Global Market.
NASDAQ announced the three-tier listing classification in February 2006. For additional information on the NASDAQ Global Select Market, please visit www.nasdaq.com/newsroom/presskit/main.stm.
Also, Regency will hold the quarterly conference call to discuss fourth quarter and 2006 year-end results at 10 a.m. Central Time (11 a.m. Eastern Time) on Friday, March 30, 2007.
The dial-in number for the call is 1-800-706-7749 in the United States or +1-617-614-3474 outside the United States, pass code 60192076. A live webcast of the call can be accessed on the investor information page of Regency Energy Partners’ Web site at www.regencyenergy.com. The call will be available for replay for 7 days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888), pass code 36515217. A replay of the broadcast will also be available on the Partnership’s Web site.
Regency Energy Partners LP is a growth-oriented, midstream energy partnership engaged in the gathering, processing, marketing, and transportation of natural gas and natural gas liquids. Additional information about Regency can be found at www.regencyenergy.com.
Information Concerning Forward-Looking Statements
This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements.
Contact:
Investor Relations:
Shannon Ming
Director, Investor Relations
Regency Energy Partners
214-239-0093
Shannon.ming@regencygas.com
Media Relations:
Elizabeth Browne
Michael & Partners
972-716-0500 x26
ebrowne@michaelpartners.com